Exhibit 4.3

CRH AMERICA, INC.

OFFICER’S CERTIFICATE

Pursuant to Sections 102 and 301 of the Indenture

I, Michael O’Driscoll, Executive Officer and Director of CRH America, Inc. (the “Company”) acting in my capacity as such pursuant to resolutions duly adopted by the Board of Directors of the Company on November 10, 2010 whereby any Director and Gary Hickman and Michael Lynch are authorized to approve on behalf of the Company those terms of the issue of the Company’s $350,000,000 aggregate principal amount of 4.125% Guaranteed Notes due 2016 (the “2016 Notes”) and the Company’s $400,000,000 aggregate principal amount of 5.750% Guaranteed Notes due 2021 (the “2021 Notes” and together, the “Securities”) fully and unconditionally guaranteed by CRH plc (the “Guarantor”), HEREBY APPROVE AND CONFIRM the following such terms:

1. The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2. The undersigned has examined the resolutions of the Board of Directors of the Company relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Company and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

5. The terms of the Securities are as follows:

Title:	4.125% Guaranteed Notes due 2016
5.750% Guaranteed Notes due 2021

Issue Price:	99.799% for the 4.125% Guaranteed Notes due 2016

99.944% for the 5.750% Guaranteed Notes due 2021

Issue Date:	December 7, 2010

Limit of Aggregate Principal Amount:	$350,000,000 for the 4.125% Guaranteed Notes due 2016

$400,000,000 for the 5.750% Guaranteed Notes due 2021

Form and Denomination of Securities:	The Securities will be issued in the form of two global notes (one note for $350,000,000 principal amount for the 4.125% Guaranteed Notes due 2016 and one note for $400,000,000 principal amount for the 5.750% Guaranteed Notes due 2021) that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on the Closing Date. The global notes will be issued to DTC and will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the Prospectus Supplement (the “Prospectus Supplement”) dated November 30, 2010 to the Prospectus dated April 27, 2010 (the “Prospectus”)

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Principal Payment Date:	January 15, 2016, for the 4.125% Guaranteed Notes due 2016 and January 15, 2021, for the 5.750% Guaranteed Notes due 2021, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	January 15, 2016, for the 4.125% Guaranteed Notes due 2016 and January 15, 2021, for the 5.750% Guaranteed Notes due 2021

Interest:	4.125% per annum for the 4.125% Guaranteed Notes due 2016 and 5.750% per annum for the 5.750% Guaranteed Notes due 2021, accruing from December 7, 2010, payable on January 15 and July 15 of each year to holders of record on the next preceding January 1 or July 1, commencing July 15, 2011

Place of Payment of Principal,	The Bank of New York Mellon
Premium and Interest:	101 Barclay Street, Floor 4E
New York, New York 10286

Notices and Demands to Company:	375 Northridge Road Suite 350 Atlanta, Georgia 30350 Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle, Belgard Road Clondalkin, Dublin 22 Ireland Attn: Secretary

or

CT Corporation System 111 8th Avenue New York, NY 10019

Notices and Demands to Underwriters:	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, NY 10036 United States Attn: High Grade Transaction Management Legal Fax: +1 646 855 5958

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Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attn: Syndicate Registration

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Attn: High Grade Syndicate Desk Fax: +1 212 834 6170

UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901 Attn: Fixed Income Syndicate Fax: +1 203 719 0495

RBS Securities Inc. 600 Washington Boulevard Stamford, CT 06901 Attn: Debt Capital Markets Syndicate Fax: +1 203 873 4534

Notes and Demands to Trustee:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, New York 10286

Tax Redemption:	In the event of various tax law changes that would require the Guarantor to pay additional amounts as described in the Prospectus, the Company or the Guarantor may call all, but not less than all, of the Securities for redemption at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Optional Redemption:	The Securities will be redeemable at the Company’s option or at the option of the Guarantor, in whole at any time or in part from time to time. Upon redemption, the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption and (2)(a) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued and unpaid interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined in the Prospectus Supplement) plus 45 basis points.

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Change of Control Repurchase Event:	If a change of control repurchase event occurs, unless the Company or the Guarantor has exercised its right to redeem the Securities in full, the Company will make an offer to each holder of Securities to repurchase all or, at such holder’s option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of such Securities repurchased, plus any accrued and unpaid interest on such Securities repurchased to the date of repurchase

Interest Rate Adjustment	The interest rate payable on the Securities will be subject to adjustments from time to time if Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services downgrades (or if either subsequently upgrades) the rating on the Securities as described in the Prospectus Supplement

Defeasance and Discharge of	Applicable
Securities (Sections 1302 and 1303
of the Indenture):

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus and the Prospectus Supplement

Other Terms of the Securities:	The other terms of the Securities shall be substantially as set forth in the Prospectus

6. If an interest rate adjustment occurs, the Company shall furnish to the Trustee an Officer’s Certificate notifying it of (a) the downgrade (or subsequent upgrade) of the rating on the Securities and (b) the adjustment of the interest rate payable on the Securities.

Terms defined in the Pricing Agreement dated November 30, 2010 between the Company, CRH plc (the “Guarantor”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein, and not otherwise defined herein are used herein as therein defined.

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Dated: December 7, 2010

CRH America, Inc.

By:	/s/ Michael O’Driscoll
Name:	Michael O’Driscoll
Title:	Executive Officer and Director

CRH PLC, GUARANTOR

OFFICER’S CERTIFICATE

Pursuant to Sections 102 and 301 of the Indenture

I, Maeve Carton, Finance Director of CRH plc (the “Guarantor”) acting in my capacity as such pursuant to resolutions duly adopted by the Board of Directors of the Guarantor on March 31, 2010 whereby, inter alia, each member of the Finance Committee and any other person nominated by the Finance Committee is authorized to approve on behalf of the Guarantor those terms of the issue of $350,000,000 aggregate principal amount of 4.125% Guaranteed Notes due 2016 (the “2016 Notes”) and $400,000,000 aggregate principal amount of 5.750% Guaranteed Notes due 2021 (the “2021 Notes” and together with the 2016 Notes, the “Securities”) issued by CRH America, Inc. (the “Company”) and fully and unconditionally guaranteed by the Guarantor, HEREBY APPROVE AND CONFIRM the following such terms:

1. The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2. The undersigned has examined the resolutions of the Board of Directors of the Guarantor and the resolutions of the Finance Committee of the Board relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Guarantor and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable her to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

5. The terms of the Securities are as follows:

Title:	4.125% Guaranteed Notes due 2016
5.750% Guaranteed Notes due 2021

Issue Price:	99.799% for the 4.125% Guaranteed Notes due 2016

99.944% for the 5.750% Guaranteed Notes due 2021

Issue Date:	December 7, 2010

Limit of Aggregate Principal Amount:	$350,000,000 for the 4.125% Guaranteed Notes due 2016

$400,000,000 for the 5.750% Guaranteed Notes due 2021

Form and Denomination of Securities:	The Securities will be issued in the form of two global notes (one note for $350,000,000 principal amount for the 4.125% Guaranteed Notes due 2016 and one note for $400,000,000 principal amount for the 5.750% Guaranteed Notes due 2021) that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on the Closing Date. The global notes will be issued to DTC and will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the Prospectus Supplement (the “Prospectus Supplement”) dated November 30, 2010 to the Prospectus dated April 27, 2010 (the “Prospectus”)

Principal Payment Date:	January 15, 2016 for the 4.125% Guaranteed Notes due 2016 and January 15, 2021, for the 5.750% Guaranteed Notes due 2021, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	January 15, 2016, for the 4.125% Guaranteed Notes due 2016 and January 15, 2021, for the 5.750% Guaranteed Notes due 2021

Interest:	4.125% per annum for the 4.125% Guaranteed Notes due 2016 and 5.750% per annum for the 5.750% Guaranteed Notes due 2021, accruing from December 7, 2010, payable on January 15 and July 15 of each year to holders of record on the next preceding January 1 or July 1, commencing July 15, 2011

Place of Payment of Principal,	The Bank of New York Mellon
Premium and Interest:	101 Barclay Street, Floor 4E
New York, New York 10286

Notices and Demands to Company:	375 Northridge Road
Suite 350
Atlanta, Georgia 30350
Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle, Belgard Road
Clondalkin, Dublin 22
Ireland
Attn: Secretary

or

CT Corporation System
111 8th Avenue
New York, NY 10019

Notices and Demands to Underwriters:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
United States
Attn: High Grade Transaction
Management Legal
Fax: +1 646 855 5958

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attn: Syndicate Registration

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Attn: High Grade Syndicate Desk
Fax: +1 212 834 6170

UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Attn: Fixed Income Syndicate
Fax: +1 203 719 0495

RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901
Attn: Debt Capital Markets Syndicate
Fax: +1 203 873 4534

Notes and Demands to Trustee:	The Bank of New York Mellon
101 Barclay Street, Floor 4E
New York, New York 10286

Tax Redemption:	In the event of various tax law changes that would require the Guarantor to pay additional amounts as described in the Prospectus, the Company or the Guarantor may call all, but not less than all, of the Securities for redemption at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Optional Redemption:	The Securities will be redeemable at the Company’s option or at the option of the Guarantor, in whole at any time or in part from time to time. Upon redemption, the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption and (2)(a) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued and unpaid interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined in the Prospectus Supplement) plus 45 basis points

Change of Control Repurchase Event	If a change of control repurchase event occurs, unless the Company or the Guarantor has exercised its right to redeem the Securities in full, the Company will make an offer to each holder of Securities to repurchase all or, at such holder’s option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of such Securities repurchased, plus any accrued and unpaid interest on such Securities repurchased to the date of repurchase

Interest Rate Adjustment	The interest rate payable on the Securities will be subject to adjustments from time to time if Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services downgrades (or if either subsequently upgrades) the rating on the Securities as described in the Prospectus Supplement

Defeasance and Discharge of	Applicable
Securities (Sections 1302 and 1303
of the Indenture):

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus and the Prospectus Supplement

Other Terms of the Securities:	The other terms of the Securities shall be substantially as set forth in the Prospectus

6. If an interest rate adjustment occurs, the Guarantor shall furnish to the Trustee an Officer’s Certificate notifying it of (a) the downgrade (or subsequent upgrade) of the rating on the Securities and (b) the adjustment of the interest rate payable on the Securities.

Terms defined in the Pricing Agreement dated November 30, 2010 between the Company, the Guarantor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein, and not otherwise defined herein are used herein as therein defined.

Dated: December 7, 2010

CRH plc

By:	/s/ Maeve Carton
Name:	Maeve Carton
Title:	Finance Director